EXHIBIT 1


                  The undersigned agree that the Statement on Schedule 13D to which this Agreement is attached is filed on behalf of each one of them.

Dated: March 4, 1999

                                                /s/ Morton L. Certilman
                                                -----------------------
                                                Morton L. Certilman


                                                /s/ Jay M. Haft
                                                ---------------
                                                Jay M. Haft


                                                /s/ Kevin Lang
                                                --------------
                                                Kevin Lang


                                                /s/ Abraham Weinzimer
                                                ---------------------
                                                Abraham Weinzimer